EXHIBIT 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 27, 1997, included or incorporated by reference in this Form 10-K for the year ended December 31, 1996, into the Corporation's previously filed Registration Statements on Forms S-8 and S-3, (File No. 33-45431, File No. 33-45556 and File No. 33- 51089).




                               ARTHUR ANDERSEN LLP

New York, New York
March 17, 1997